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                                                EXHIBIT 23.1
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                                                                    Exhibit 23.1



                        Consent of Independent Auditors
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We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-0000) and related Prospectus of Medarex, Inc. for the registration of 70,000 shares of its common stock and to the incorporation by reference therein of our report dated February 2, 1996, with respect to the financial statements of Medarex, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                      ERNST & YOUNG LLP



Princeton, New Jersey
November 12, 1996